UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)OF
THE SECURITIES EXCHANGE ACT OF 1934
June 26, 2007 (June 20, 2007)
Date of Report (Date of earliest event reported)
VINEYARD NATIONAL BANCORP
(Exact name of registrant as specified in its charter)

California	000-20862	33-0309110
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

1260 Corona Pointe Court, Corona, California	92879
(Address of principal executive offices)	(Zip Code)
(951)271-4232
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders
     Upon issuance of Vineyard National Bancorp’s (the “Company”) 7.50% Series D Noncumulative Preferred Stock (“Series D Preferred Stock”) on June 26, 2007, the ability of the Company to declare or pay cash dividends or other distributions on, or purchase, redeem or otherwise acquire, shares of its common stock will be subject to certain restrictions in the event that the Company fails to pay dividends on its Series D Preferred Stock. These restrictions are set forth in the Certificate of Determination establishing the terms of the Series D Preferred Stock, a copy of which is listed as Exhibits 3.1 and 4.1 to this Report on Form 8-K and is incorporated herein by reference.
Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
     On June 21, 2007, the Company filed a Certificate of Determination amending its Articles of Incorporation, as amended, with the California Secretary of State, setting forth the terms of its Series D Preferred Stock, with a liquidation preference of $10.00 per share. A copy of the Certificate of Determination relating to the Series D Preferred Stock is listed as Exhibits 3.1 and 4.1 to this Report on Form 8-K and is incorporated herein by reference.
Item 8.01 Other Events.
     Additional exhibits are filed herewith in connection with the offering, issuance and sale of the Series D Preferred Stock under the Company’s Registration Statement on Form S-3 (No. 333-128015).
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits

1.1	Underwriting Agreement, dated June 20, 2007 between the Company and RBC Dain Rauscher Inc.

3.1, 4.1	Certificate of Determination of 7.50% Series D Noncumulative Preferred Stock, dated June 20, 2007.

5.1	Opinion of Patton Boggs LLP, dated June 26, 2007.

23.1	Consent of Patton Boggs LLP, dated June 26, 2007 (included in Exhibit 5.1).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VINEYARD NATIONAL BANCORP

Date: June 26, 2007	By:	/s/ Gordon Fong

Gordon Fong
Executive Vice President and Chief Financial Officer